SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): January 16, 2001
                                                        (January 16, 2001)

                              TRUSTCO BANK CORP NY


             (Exact name of registrant as specified in its charter)

                                    New York
                 (State or other jurisdiction of incorporation)


                0-10592                            14-1630287
        _________________________________________________________________
        (Commission File Number)        (IRS Employer Identification No.)


                 192 Erie Boulevard, Schenectady, New York 12305
               (Address of principal executive offices) (Zip Code)



       Registrant's telephone number, including area code: (518) 377-3311

TRUSTCO BANK CORP NY


ITEM 5.        OTHER EVENTS
_______        _____________

               On January 16, 2001, TrustCo Bank Corp NY ("TrustCo") issued two press releases with year to date and fourth quarter results for the period ending December 31, 2000. Attached is a copy of each press release labeled as Exhibits 99(a) and 99(b).




ITEM 7         (c) Exhibits
_______

         REG S-K EXHIBIT NO.             DESCRIPTION
______________________________________________________

               99(a) Highlights Press Release of January 16, 2001, for the period ending December 31, 2000, regarding year to date and fourth quarter results.

               99(b) Press Release of January 16, 2001, for the period ending December 31, 2000, regarding year to date and fourth quarter results.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated:   January 16, 2001

                                          TrustCo Bank Corp NY
                                          (Registrant)


                                          By:/s/ Robert T. Cushing
                                             _______________________
                                             Robert T. Cushing
                                             Vice President and
                                             Chief Financial Officer

                                 EXHIBITS INDEX


The following exhibits are filed herewith:


REG S-K EXHIBIT NO.        DESCRIPTION                                   Page
___________________        ____________________________________         ______

         99(a)             Highlights Press Release of January 16,         5
                           2001, for the period ending December 31, 2000, regarding year to date and fourth quarter results.

         99(b)             Press Release of January  16, 2001,  for        6
                           the period ending  December 31, 2000,
                           regarding year to date and fourth
                           quarter results.

TRUSTCO                                                            Exhibit 99(a)
BANK CORP NY                                                News Release
________________________________________________________________________________
192 Erie Boulevard, Schenectady, New York, 12305
(518) 377-3311 Fax: (518) 381-3668


                       William F. Terry
                       Senior Vice President and Secretary
                       518-381-3611

FOR IMMEDIATE RELEASE: Schenectady, New York - January 16, 2001

TrustCo Bank Corp NY
(dollars in thousands, except per share data)
                                             12/00                    12/99
                                           _____________________________________
Three Months Ended December 31:
         Net Income                     $    10,174                   9,398
         Provision for Loan Losses            1,554                   1,050

Average Equivalent Shares Outstanding:
         Basic                           61,413,000              61,573,000
         Diluted                         63,600,000              64,145,000

         Net Income per Share:
         Basic                          $     0.166                   0.153
         Diluted                              0.160                   0.147
                                              =====                   =====
Twelve Months Ended December 31:
         Net Income                          41,702                  38,185
         Provision for Loan Losses            4,114                   5,063

Average Equivalent Shares Outstanding:
         Basic                           61,472,000              61,750,000
         Diluted                         63,516,000              64,296,000

         Net Income per Share:
         Basic                          $     0.678                   0.618
         Diluted                              0.657                   0.594
                                              =====                   =====
Period End:
Total Assets                              2,456,198               2,364,022
Total Nonperforming Loans                    11,661                   9,921
Total Nonperforming Assets                   13,572                  11,692
Allowance for Loan Losses                    56,298                  55,820
Allowance as a Percentage
  of Total Loans                                3.82%                  4.14%

Note: All share and per share information is adjusted for the 15% stock split declared August, 2000.

TRUSTCO                                                            Exhibit 99(b)
BANK CORP NY                                            News Release
________________________________________________________________________________
192 Erie Boulevard, Schenectady, New York, 12305
(518) 377-3311 Fax: (518) 381-3668


                   William F. Terry
                   Senior Vice President and Secretary
                   518-381-3611

FOR IMMEDIATE RELEASE:

           TRUSTCO ANNOUNCES FULL YEAR AND FOURTH QUARTER 2000 RESULTS

Schenectady, New York - January 16, 2001

TRUSTCO BANK CORP NY (TRUSTCO, NASDAQ:TRST) today announced record results for 2000. Net income for the full year 2000 was $41.7 million, an increase of $3.5 million or 9.2% over net income of $38.2 million for 1999. Diluted earnings per share were $0.657 for 2000; an increase of 10.6% compared to the $0.594 earnings per share in 1999. Return on average equity and return on average assets were 24.07% and 1.76% respectively for 2000 and 22.52% and 1.58% respectively for 1999.

Net income for the fourth quarter of 2000 was $10.2 million, an increase of 8.3% from the $9.4 million reported in the fourth quarter of 1999. Diluted earnings per share were $0.160 for the quarter, or 8.8% greater than the $0.147 per share reported in 1999's fourth quarter. Return on average equity and return on average assets for the fourth quarter were 23.38% and 1.69% respectively for 2000, compared to 21.92% and 1.58% respectively for the fourth quarter of 1999.

All per share results for 2000 and 1999 have been adjusted for the 15% stock split declared in 2000.

Highlights

Robert A. McCormick, TrustCo's President and Chief Executive Officer, commented on the strong results for the quarter and full year 2000 "the results for 2000 are right on our targets for all performance measurements. We achieved a return on average equity of 24.07%, an increase in our net income of 9.2% and an efficiency ratio of 38.06%. These results are tremendous and validate our commitment to serving the Upstate New York communities."

During the fourth quarter Trustco Bank, NA opened its 54th branch with its newest location in Milton. Plans are underway for new branch facilities in Glenville and Latham for early 2001. Trustco Savings Bank will also be expanding its operations into new banking territory during 2001.

Full Year 2000 Results

Net income for 2000 was $41.7 million, an increase of 9.2% over the net income of $38.2 million in 1999. The increase in net income combined with TrustCo's capital management process resulted in a return on average equity of 24.07% for 2000.

TrustCo's efficiency ratio for 2000 was 38.06% compared to 38.62% in 1999. Commenting on these results Mr. McCormick noted "The delivery of high quality banking services at the lowest possible cost is one of the guiding principles of the Company. Year after year we are ranked among the most efficient banks in the country." To illustrate this point Mr. McCormick noted " According to the latest quarterly report published by SNL Securities the national average efficiency ratio was 59.64%. Since TrustCo operates at a significantly lower efficiency ratio, that results in $26.7 million of additional pre-tax savings which we pass along to our shareholders."

During 2000, TrustCo paid 79.8% of its net income to shareholders in the form of cash dividends. As Mr. McCormick noted, TrustCo's operating philosophy "is to return to our owners any excess capital that cannot be effectively utilized by the Company, while at the same time maintaining adequate capital levels for regulatory purposes."

Also during 2000, the average total assets balance at TrustCo decreased by $38.3 million to $2.37 billion. The decrease was anticipated during 2000 as part of the plan to reduce TrustCo's dependency on high cost non-core sources of funding. Offsetting the lower asset balances was a significant increase in net interest margin from 4.16% in 1999 to 4.47% in 2000. The increased margin was the result of lowering the overall cost of deposits in relation to yields earned on earning assets.

Asset quality remains strong at TrustCo. The allowance for loan losses is $56.3 million and represents 3.82% of loans outstanding. Nonperforming assets were $13.6 million at year end 2000.

During 2000, TrustCo also recognized $5.0 million of net securities losses. These losses were recognized so as to position the Company to reinvest the proceeds in higher yielding loans and securities. This strategy has been executed successfully at TrustCo for a number of years, and helps to insure that the securities portfolio continues to outperform the industry.

Fourth Quarter Results

Net income of $10.2 million for the fourth quarter of 2000 was 8.3% greater than the $9.4 million for the same period in 1999. Return on average equity for the fourth quarter was 23.38% for 2000 compared to 21.92% for 1999. The efficiency ratio for the quarter was 39.63 in 2000 compared to 37.58% in 1999. During the quarter, the provision for loan losses was $1.6 million in 2000 compared to $1.1 million in 1999.

TrustCo is a $2.5 billion bank holding company and through its subsidiaries, Trustco Bank, National Association, and Trustco Savings Bank, operates 55 bank offices in Albany, Columbia, Greene, Montgomery, Rensselaer, Saratoga, Schenectady, Schoharie, Warren, and Washington counties. In addition, the bank operates a full service Trust Department with $1.30 billion of assets under management. The common shares of TrustCo are traded on the Nasdaq National Market tier of the Nasdaq Stock Market under the symbol TRST.

Except for historical information contained herein, the matters discussed in this news release and other information contained in TrustCo's Securities and Exchange Commission filings may express "forward looking statements". Those "forward looking statements" may involve risk and uncertainties, including statements concerning future events or performance and assumptions and other statements that are other than statements of historical facts. TrustCo wishes to caution readers not to place undue reliance on any forward-looking statements, which speak only as of the date made. Readers are advised that various risk factors, including but not limited to: (1) credit risk, (2) interest rate risk,
(3) competition, (4) certain vendors critical systems or services failing to comply with Year 2000 programming issues, (5) changes in the regulatory environment, and (6) changes in general business and economic trends, could cause the actual results or circumstances for future periods to differ materially from those anticipated or projected.

TrustCo does not undertake, and specifically disclaims any obligation, to publicly release the results of any revisions that may be made to any forward looking statements to reflect the occurrence of unanticipated events or circumstances after the date of such statement.

                                      # # #

TRUSTCO BANK CORP NY
SCHENECTADY, NY

(dollars in thousands, except per share data)
                                                                        Three Months Ended
                                               12/31/2000                  09/30/2000                    12/31/99
Summary of operations
   Net interest income (TE)                       $25,255                      25,892                      25,036
   Provision for loan losses                        1,554                         910                       1,050
   Net securities transactions                         28                      (1,644)                     (3,216)
   Noninterest income                               5,514                       5,611                       5,064
   Noninterest expense                             12,666                      11,747                      10,581
   Net income                                      10,174                      10,761                       9,398

Per common share (1)
   Net income per share:
          - Basic                                   0.166                       0.175                       0.153
          - Diluted                                 0.160                       0.169                       0.147
   Cash dividends                                   0.150                       0.130                       0.130
   Book value at period end                          3.19                        3.00                        2.71
   Market price at period end                       12.19                       10.70                       11.52

At period end
   Full time equivalent employees                     474                         473                         455
   Full service banking offices                        55                          54                          53

Performance ratios
   Return on average assets                          1.69 %                      1.79                        1.58
   Return on average equity (2)                     23.38                       24.32                       21.92
   Efficiency (3)                                   39.63                       36.97                       37.58
   Net interest spread (TE)                          3.83                        3.99                        3.92
   Net interest margin (TE)                          4.39                        4.50                        4.39
   Dividend payout ratio                            90.63                       74.53                       85.54

Capital ratios at period end (4)
   Total equity to assets                            7.20                        7.32                        7.13
   Tier 1 risk adjusted capital                     14.03                       13.76                       13.55
   Total risk adjusted capital                      15.32                       15.05                       14.84

Asset quality analysis at period end
   Nonperforming loans to total loans                0.79                        0.89                        0.73
   Nonperforming assets to total assets              0.55                        0.60                        0.49
   Allowance for loan losses to total loans          3.82                        3.88                        4.14
   Coverage ratio (5)                                 4.8 X                       4.4 X                       5.6 X

(1)  All share and per share information is adjusted for the 15% stock split declared August, 2000.
(2)  Average equity excludes the effect of the market value adjustment for securities available for sale.
(3)  Calculated as noninterest expense (excluding ORE income/expense and any nonrecurring charges) divided by taxable equivalent net interest income plus noninterest income (excluding net securities transactions).
(4)  Capital ratios exclude the effect of the market value adustment for securities available for sale.
(5)  Calculated as allowance for loan losses divided by total nonperforming loans.
TE = Taxable equivalent.

                                                             Twelve Months Ended
                                                  12/31/2000                    12/31/99
Summary of operations
   Net interest income (TE)                         $102,526                      97,195
   Provision for loan losses                           4,114                       5,063
   Net securities transactions                        (4,985)                     (5,446)
   Noninterest income                                 21,351                      20,862
   Noninterest expense                                47,767                      45,636
   Net income                                         41,702                      38,185

Per common share (1)
   Net income per share:
          - Basic                                      0.678                       0.618
          - Diluted                                    0.657                       0.594
   Cash dividends                                      0.541                       0.489
   Book value at period end                             3.19                        2.71
   Market price at period end                          12.19                       11.52

Performance ratios
   Return on average assets                             1.76 %                      1.58 %
   Return on average equity (2)                        24.07                       22.52
   Efficiency (3)                                      38.06                       38.62
   Net interest spread (TE)                             3.95                        3.70
   Net interest margin (TE)                             4.47                        4.16
   Dividend payout ratio                               79.78                       79.16

CONSOLIDATED BALANCE SHEETS
(dollars in thousands)

                                                        12/31/2000                    12/31/99


ASSETS
  Loans, net                                            $1,418,750                   1,293,989
  Securities available for sale                            605,284                     640,830
  Other short-term investments                                   0                       9,970
  Federal funds sold                                       299,490                     266,000
                                           ----------------------------------------------------

     Total earning assets                                2,323,524                   2,210,789

  Cash and due from banks                                   45,956                      54,542
  Bank premises and equipment                               17,416                      16,209
  Other assets                                              69,302                      82,482
                                           ----------------------------------------------------

     Total assets                                       $2,456,198                   2,364,022
                                           ====================================================

LIABILITIES
  Deposits:
     Demand                                               $191,260                     155,313
     Interest-bearing checking                             277,543                     272,384
     Savings                                               588,595                     641,650
     Money Market                                           56,917                      58,557
     Certificates of deposit > $100 thou                   123,211                     115,636
     Other time deposits                                   773,465                     751,369
                                           ----------------------------------------------------

       Total deposits                                    2,010,991                   1,994,909

  Short-term borrowings                                    192,898                     152,782
  Long-term debt                                               911                           0
  Other liabilities                                         55,555                      49,975
                                           ----------------------------------------------------

     Total liabilities                                   2,260,355                   2,197,666

SHAREHOLDERS' EQUITY                                       195,843                     166,356
                                           ----------------------------------------------------

     Total liabilities and
       shareholders' equity                             $2,456,198                   2,364,022
                                           ====================================================

Number of common shares
  outstanding, in thousands                                 61,371                      61,420

CONSOLIDATED STATEMENTS OF INCOME

                                                                                   Three Months Ended
                                                           12/31/2000                  09/30/2000                    12/31/99

Interest income
     Loans                                                    $29,904                      28,953                      27,002
     Investments                                               10,734                      11,299                      11,147
     Federal funds sold                                         3,690                       3,846                       3,701
                                                        -----------------------------------------------------------------------

          Total interest income                                44,328                      44,098                      41,850

Interest expense
     Deposits                                                  17,679                      17,022                      16,319
     Borrowings                                                 2,570                       2,351                       1,571
                                                        ----------------------------------------------------------------------

          Total interest expense                               20,249                      19,373                      17,890
                                                        ----------------------------------------------------------------------

          Net interest income                                  24,079                      24,725                      23,960

Provision for loan losses                                       1,554                         910                       1,050
                                                        ----------------------------------------------------------------------

          Net interest income after
            provision for loan losses                          22,525                      23,815                      22,910

Net securities transactions                                        28                      (1,644)                     (3,216)
Noninterest income                                              5,514                       5,611                       5,064
Noninterest expense                                            12,666                      11,747                      10,581
                                                        ----------------------------------------------------------------------

Income before income taxes                                     15,401                      16,035                      14,177
Income tax expense                                              5,227                       5,274                       4,779
                                                        ----------------------------------------------------------------------

Net income                                                    $10,174                      10,761                       9,398
                                                        ======================================================================


Net income per share:
          - Basic                                              $0.166                       0.175                       0.153
          - Diluted                                             0.160                       0.169                       0.147

Avg equivalent shares outstanding, in thousands
          - Basic                                              61,413                      61,526                      61,573
          - Diluted                                            63,600                      63,579                      64,145
                                                        ======================================================================

CONSOLIDATED STATEMENTS OF INCOME
(dollars in thousands, except per share data)

                                                                    Twelve Months Ended
                                                          12/31/2000                    12/31/99

Interest income
     Loans                                                  $114,068                     106,734
     Investments                                              44,631                      44,440
     Federal funds sold                                       15,003                      16,031
                                                       -----------------------------------------

          Total interest income                              173,702                     167,205

Interest expense
     Deposits                                                 66,946                      68,041
     Borrowings                                                8,702                       5,972
                                                       -----------------------------------------

          Total interest expense                              75,648                      74,013
                                                      ------------------------------------------

          Net interest income                                 98,054                      93,192

Provision for loan losses                                      4,114                       5,063
                                                      ------------------------------------------
          Net interest income after
            provision for loan losses                         93,940                      88,129

Net securities transactions                                   (4,985)                     (5,446)
Noninterest income                                            21,351                      20,862
Noninterest expense                                           47,767                      45,636
                                                      ------------------------------------------

Income before income taxes                                    62,539                      57,909
Income tax expense                                            20,837                      19,724
                                                      ------------------------------------------

Net income                                                   $41,702                      38,185
                                                      ==========================================


Net income per share:
          - Basic                                             $0.678                       0.618
          - Diluted                                            0.657                       0.594

Avg equivalent shares outstanding, in thousands
          - Basic                                             61,472                      61,750
          - Diluted                                           63,516                      64,296
                                                      ==========================================

CONSOLIDATED AVERAGE BALANCE SHEETS

                                                                                 Three Months Ended
                                                         12/31/2000                  09/30/2000                    12/31/99
Total assets                                             $2,398,221                   2,388,763                   2,362,258
Shareholders' equity                                        184,754                     181,428                     172,636
Total loans                                               1,455,688                   1,410,150                   1,342,352
Interest earning assets                                   2,305,494                   2,304,268                   2,289,312
Interest-bearing liabilities                              1,982,662                   1,987,710                   1,986,938



                                                                   Twelve Months Ended
                                                         12/31/2000                    12/31/99

Total assets                                             $2,372,926                   2,411,195
Shareholders' equity                                        175,973                     179,484
Total loans                                               1,395,414                   1,329,458
Interest earning assets                                   2,292,094                   2,335,682
Interest-bearing liabilities                              1,981,369                   2,036,442
